                                                                      EXHIBIT 10

                              MATERIAL CONTRACTS:



           DIRECTORS DEFERRED COMPENSATION PLAN AND FORM OF AGREEMENT

                                   DIRECTORS'

                               DEFERRED FEE PLAN

                                       OF

                     THE CITIZENS BANK OF PHILADELPHIA, MS.

                     THE CITIZENS BANK OF PHILADELPHIA, MS.

                               TABLE OF CONTENTS

   Article                   Subject                           Page
   -------                   -------                           ----
 I          Definitions and Construction                         1
 II         Eligibility and Participation                        3
 III        Death Benefit                                        4
 IV         Deferred Termination Benefit                         4
 V          Beneficiary                                          5
 VI         Leave of Absence                                     5
 VII        Source of Benefits                                   6
 VIII       Termination of Relationship                          6
 IX         Termination of Participation                         7
 X          Termination, Amendment,
              Modification, or Supplement of Plan                7
 XI         Reorganization                                       8
 XII        Change in Voting Control                             8
 XIII       Other Benefits and Agreements                        8
 XIV        Restrictions on Alienation of  Benefits              9
 XV         Administration of the Plan                           9
 XVI        Adoption of Plan by Subsidiary, Affiliated or
              Associated Companies                              10
 XVII       Miscellaneous                                       10
            Plan Agreement                                     I-1

                                   DIRECTORS'

                               DEFERRED FEE PLAN

                                       OF

                     THE CITIZENS BANK OF PHILADELPHIA, MS.

                          PURPOSE AND EFFECTIVE DATE

     The purpose of the Directors' Deferred Fee Plan of The Citizens Bank of Philadelphia, MS. is to provide specified benefits to Directors who contribute materially to the continued growth, development and future business success of The Citizens Bank of Philadelphia, MS. It is the intention of The Citizens Bank of Philadelphia, MS. that this program and the individual plans established hereunder be administered as unfunded welfare benefit plans established for Directors of the Bank. The Effective Date of this Plan is September 1, 1986.

                                   ARTICLE I

                         DEFINITIONS AND CONSTRUCTION

1.1 Definitions. For purpose of this Plan, the following phrases or terms shall have the following indicated meanings unless otherwise clearly apparent from the context:

     (a) "Beneficiary" shall mean the person, persons, or estate of a Participant, entitled to receive any benefits subsequent to the death of a Participant under a Plan Agreement entered into in accordance with the terms of this Plan.

     (b) "Beneficiary Designation" shall mean the form of written agreement, attached hereto as Annex 11, by which the Participant names the Beneficiary(ies) of the Plan.

     (c) "Board of Directors" shall mean the Board of Directors of The Citizens Bank of Philadelphia, MS unless otherwise indicated or the context otherwise requires.

     (d) "Committee" shall mean the Administrative Committee appointed to manage and administer the Plan and individual Plan Agreements in accordance with the provisions of Article XV hereof.

     (e) "Bank" shall mean The Citizens Bank of Philadelphia, MS and any Subsidiary that duly adopts the Plan as provided in Article XVI hereof. Where the context dictates, the term "Bank" as used herein refers to the particular Bank that has entered into a Plan Agreement with a particular Participant.

     (f) "Moody's Average Corporate Bond Rate" shall mean the Monthly Average of the Composite Yield on Seasoned Corporate Bonds as published by Moody's Investors Services, Inc. or its successor as stated for the month of October preceding January 1, 1986. Such rate shall then be determined annually in accordance with the average rate for the October preceding January 1 of each year during the term of the Plan.

     If the above mentioned "Monthly Average" is no longer published, a substantially similar average will be used.

     (g) "Director" shall mean any person who is associated as a Director or as a member of the Advisory Board of Directors with the Bank.

     (h) "Participant" shall mean a Director who is selected and elects to participate in the Plan through the execution of a Plan Agreement in accordance with the provisions of Article IL.

     (i) "Plan" shall mean the Directors' Deferred Fee Plan of The Citizens Bank of Philadelphia, MS. as amended from time to time.

     (j) "Plan Agreement" shall mean the form of written agreement, attached hereto as Annex 1, which is entered into from time to time by and between the Bank and a Director selected to become a Participant as a condition to participation in the Plan. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan, and the Plan Agreement bearing the latest date shall govern such entitlement.

     (k) "Subsidiary" shall mean any business organization in which The CITIZENS BANK OF PHILADELPHIA, MS., directly or indirectly, owns an interest, excluding ownership interests THE CITIZENS BANK OF PHILADELPHIA, MS. may hold in their fiduciary capacities as trustee or otherwise, and any other business organization that the Board of Directors designates as a Subsidiary for purposes of this Plan.

     (l) "Deferrals" shall be those amounts as set forth in Article II and the Participant's Plan Agreement and any additional amounts as mutually agreeable between the Participant and the Committee.

     (m) "Parent" shall mean any corporation, partnership, association or person which at any time owns 50% or more of the voting shares of the Bank or its assigns or successors.

     (n) "Deferred Termination Benefit" shall mean the amount of a Participant's benefit as specified in Article IV of this Plan and in the Participant's individual Plan Agreement.

     (o) "Effective Date" shall mean the date specified as the Effective Date in this Plan and the Participant's Plan Agreement.

1.2 Construction. The masculine gender when used herein shall be deemed to include the feminine gender, and the singular may include the plural unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. Whenever the words "Article" or "Section" are used in this Plan, or a cross-reference to an "Article" or "Section" is made, the Article or Section referred to shall be an Article or Section of this Plan unless otherwise specified.

                                  ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

2.1 Eligibility. In order to be eligible for participation in the Plan, a Director must be selected by the Committee. The Committee, in its sole and absolute discretion, shall determine eligibility for participation in accordance with the purposes of the Plan.

2.2 Participation. After being selected by the Committee to participate in this Plan, a Director shall, as a condition precedent to participation herein, complete and return to the Committee a duly executed Plan Agreement electing to participate herein and agreeing to the terms and conditions thereof, and by the execution of such Plan Agreement a Participant shall agree that all amounts deferred thereby shall be irrevocably deferred and that in lieu thereof the Participant shall be entitled solely to the benefits provided under this Plan. Such Plan Agreement shall be completed and returned to the committee at the time specified by the Committee.

2.3 Amount of Participant Deferral and Payments. In consideration for the Death Benefit and Deferred Termination Benefit selected in Participant's Plan Agreement, each Participant shall defer an amount of his or her compensation or make payments to the Bank in such amounts and at such times as shall be specified in his or her Plan Agreement. If a Participant is authorized to take a leave of absence from his or her relationship or is disabled, the Participant shall be required to make payments to the Bank in order to maintain his or her Plan Agreement in force. A Participant's obligation to defer an amount of his or her compensation in accordance with this Section 2.3 or to make the payments otherwise required shall be stated in his or her Plan Agreement, shall commence on the Effective Date, and shall continue thereafter during the term of his or her Plan Agreement for the period of time set forth in such Plan Agreement.

2.4 Time and Manner of Deferring or Making Payments. A Participant shall, in his or her Plan Agreement, authorize the Bank to defer an amount of such Participant's compensation equal to the amount specified pursuant to Section
2.3. A Participant who is on authorized leave of absence or is disabled, and is therefore required to make the payments shall make such payments at such time and in such manner as the Bank shall provide.

2.5 Participant Deferrals and Payments - Use and Forfeitability. The amount of each Participant's compensation deferred pursuant to Sections 2.3 and 2.4 shall be and remain solely the property of the Bank and the amount collected by the Bank pursuant to

Sections 2.3 and 2.4 from each Participant shall be and become solely the property of the Bank, and a Participant shall have no right thereto, nor shall the Bank be obligated to use such amounts in any specific manner. Except as provided in Article IV, if a Participant's death occurs under circumstances other than those specified in Section 3.1 or 3.2, no benefit shall be payable hereunder or under his or her Plan Agreement to his or her Beneficiary or any other person or entity on his or her behalf, and any payments made by such Participant under Sections 2.3 and 2.4 shall be forfeited.

2.6 Participant's Payments. In the event there is a Reorganization as defined under Article XI, or a "Change in Control" as defined in Section 10.4(b) or a "Change in Voting Control" as defined in Section 12.2 (collectively referred to as "Sale"), and the Sale occurs on or after the Effective Date, and either immediately before or after such Sale the Participant ceases to be a Director ("Former Director"), then the Former Director may make monthly payments to the Bank in an amount equal to the Deferrals that would have otherwise been made had the Former Director not ceased to be a Director and the Former Director shall be entitled to all the benefits under this Plan and as specified in his Plan Agreement as if he had remained a Director.

                                  ARTICLE III

                                 DEATH BENEFIT

3.1 Amount and Payment of Death Benefit. Upon the Participant's death, if the Plan is in effect at that time, the Bank will pay or cause to be paid a Death Benefit to such Participant's Beneficiary. The said Death Benefit shall be set forth in the Plan Agreement payable monthly for the next one hundred and twenty
(120) months. Such payments shall commence effective the first day of the month following the date of death.

Notwithstanding the immediately preceding paragraph of this Section 3.1, the Bank will pay or cause to be paid the Death Benefit specified therein only if:

     (a) At the time of the Participant's death such Participant was a Director and all Deferrals and payments required to be made by such Participant under Sections 2.3 et seq., and as specified in his Plan Agreement, have been made, or

     (b) The Participant's Plan Agreement had been kept in force throughout the period commencing on the date of such Plan Agreement and ending on the date of his or her death; and

     (c) The Participant's death was due to causes other than suicide within two
(2) years of the date of his or her original Plan Agreement or within two (2) years of the date of any amendment to his or her Plan Agreement or any subsequent Plan Agreement resulting from additional Death Benefits granted; but the Participant's suicide shall relieve the Bank only of its obligation to pay that portion of the Death Benefit that was granted within two
(2) years prior to the date of such suicide; and

     (d) The Participant's death is determined not to be from a bodily or mental cause or causes, information about which was withheld, or knowingly concealed, or falsely provided by the Participant when requested by the Bank to furnish evidence of good health upon the Participant's enrolling in the Plan or upon an application for an increase in benefits because of an increase in Death Benefits; and

     (e) Proof of death in such form as determined acceptable by the Committee is furnished.

3.2 Completion of Deferrals or Payments. Notwithstanding any provision in this Plan except for (c), (d), and (e) of Section 3.1, a Participant shall be entitled to the Death Benefit specified in his or her Plan Agreement provided the Participant has completed all Deferrals and other payments required under this Plan.

                                  ARTICLE IV

                         DEFERRED TERMINATION BENEFIT

4.1 Deferred Termination Benefit. In the event a Participant ceases to be a Director, other than by reason of death, prior to completion of his or her Deferrals, the Bank shall pay or cause to be paid a Deferred Termination Benefit to the Participant's Beneficiary upon the Participant's death. Said benefit shall be determined by improving the Participant's Deferrals by the rate specified in the Participant's Plan Agreement, as compounded on an annual basis, with such amount being calculated from the date of entry until the time Participant ceases being a Director. That amount will continue to be improved by the rate specified in the Participant's Plan Agreement until the payments are initiated. That amount will then be improved by the rate specified in the Participant's Plan Agreement as compounded on an annual basis until the benefit is completed, ten (10) years from the initiation of said Benefit, payable in monthly installments. If Participant's Beneficiary shall die before receipt of one hundred and twenty (120) installments, said amount shall be continued as set forth in the Beneficiary Designation until the balance of one hundred and twenty
(120) payments have been made.

It is further stipulated that the minimum interest rate at which the Deferrals will accrue is the rate specified in each Participant's Plan Agreement.

4.2 The Committee, in its sole and absolute discretion, may permit Participant's Beneficiary to receive in lieu of those benefits as set forth in Sections 3.1 and 4.1, his or her current account balance as set forth in Section 4.1 as of the date payments are first initiated under Section 4.1 or in the event 3.1 applies the lump sum benefit as specified in the Plan Agreement. In order to qualify for the lump sum benefit the Beneficiary shall make a written request to the Committee within 30 days after the Participant's death. The Committee shall make a written response to the Beneficiary, in writing, within ten (10) days after receipt of the request.

                                   ARTICLE V

                                  BENEFICIARY

     A Participant shall designate his or her Beneficiary to receive benefits under the Plan and his or her Plan Agreement by completing the Beneficiary Designation. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Committee a new Beneficiary Designation. The Beneficiary Designation must be approved in writing by the Bank; however, upon the Bank's acknowledgment of approval, the effective date of the Beneficiary Designation shall be the date it was executed by the Participant. If the Bank has any doubt as to the proper Beneficiary to receive payments hereunder, it shall have the right to withhold such payments until the matter is finally adjudicated. Any payment made by the Bank in good faith and in accordance with the provisions of this Plan and a Participant's Plan Agreement and Beneficiary Designation shall fully discharge the Bank from all further obligations with respect to such payment.

                                  ARTICLE VI

                               LEAVE OF ABSENCE

6.1 Required Payments. If a Participant is authorized by the Bank for any reason, including military, medical or other, to take a leave of absence, such Participant shall be required to make payments in order to maintain his or her Plan Agreement in force. Such required payments shall be an amount equal to the amount of the Participant's compensation that is to be deferred under the terms of his or her Plan Agreement. A Participant required to make payments under this
Section 6.1 shall continue making such required payments until the earlier of
(i) the date he or she returns to his or her duties following a leave of absence, or (ii) the effective date that he or she enters into a new Plan Agreement.

6.2 Failure to Make Required Payments. Failure to make payments required by
Section 6.1 shall cause Participant's Plan Agreement to terminate without the necessity of any notice from either party to the other. From and after such termination, except as provided in Section 4.1 hereof, neither party shall have any further obligation to the other party under this Plan or such Plan Agreement.

                                  ARTICLE VII

                              SOURCE OF BENEFITS

7.1 Benefits Payable from General Assets. Amounts payable hereunder shall be paid exclusively from the general assets of the Bank, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, or other asset of the Bank that may be looked to for such payment. The Bank's liability for the payment of benefits hereunder shall be evidenced only by this Plan and each Plan Agreement entered into between the Bank and a Participant.

7.2 Investments to Facilitate Payment of Benefits. Although the Bank is not obligated to invest in any specific asset or fund in order to provide the means for the payment of any liabilities under this Plan, the Bank may elect to do so and, in such event, no Participant shall have any interest whatever in such asset or fund. As a condition precedent to the Bank's obligation to provide any benefits, including incremental increases in benefits, under this Plan, the Participant shall, if so requested by the Bank, provide evidence of insurability at standard and other rates, in such amounts, and with such insurance carrier or carriers as the Bank may require, including the results and reports of previous Bank and other insurance carrier physical examinations, taking such additional physical examinations as the Bank may request, and taking any other action that the Bank may request. If a Participant is requested to and does not or cannot provide evidence of insurability as specified in the immediately preceding sentence, then the Bank shall have no further obligation to such Participant under this Plan, and such Participant's. Plan Agreement shall terminate, except as to benefits previously granted. Notwithstanding the foregoing, if a Participant cannot provide evidence of insurability at standard rates or for the amounts initially contemplated in connection with his or her participation in the Plan, the Bank may, at its discretion, permit the Participant to participate herein for such benefits and upon such deferral of his or her compensation as the Bank may, in its sole discretion, deem appropriate.

7.3 Bank Obligation. The Bank shall have no obligation of any nature whatsoever to a Participant under this Plan or a Participant's Plan Agreement, except otherwise expressly provided herein and in such Plan Agreement.

7.4 Withholding of Information, Etc. If, in connection with a Participant's enrolling in or applying for incremental benefit increases under the Plan, the Bank requests the Participant to furnish evidence of insurability, the Participant dies, and it is determined that the Participant withheld, knowingly concealed, or knowingly provided false information about the bodily or mental condition or conditions that caused the Participant's death, the Bank shall have no obligation to provide the benefits contracted for on the basis of such withholding, concealment, or false information.

                                 ARTICLE VIII

                          TERMINATION OF RELATIONSHIP

     Neither this Plan nor a Participant's Plan Agreement, either singly or collectively, in any way obligate the Bank to continue the relationship of a Participant with the Bank nor does either limit the right of the Bank at any time and for any reason to terminate the Participant's relationship. Termination of a Participant's relationship with the Bank for any reason, whether by action of the Bank, shall immediately terminate his or her participation in this Plan and his or her Plan Agreement, and all further obligations of either party thereunder, except as may be provided in Section 4.1. In no event shall this Plan or a Plan Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Bank and a Participant.

                                  ARTICLE IX

                         TERMINATION OF PARTICIPATION

9.1 Termination of Participation - General. A Participant reserves the right to terminate his or her participation in this Plan and his or her Plan Agreement at his or her election at any time by giving the Committee written notice of such termination not less than 30 days prior to an anniversary date of the date of execution of his or her Plan Agreement. A Participant's termination shall be effective as soon as administratively convenient after such anniversary date.

9.2 Rights After Termination of Participation. Participants who elect to terminate participation in the Plan before their Deferrals are completed will be entitled to the same benefits as a Participant who ceases to be a Director as described in Section 4.1. Such Participants will not be entitled to a Death Benefit under Article III.

                                   ARTICLE X

          TERMINATION, AMENDMENTS, MODIFICATION OR SUPPLEMENT OF PLAN

10.1 The Bank reserves the right to terminate this Plan, subject to specific restriction on this right as stipulated in Section 10.4 hereof.

10.2 The Bank reserves the right to totally or partially amend, modify or supplement this Plan at any time, subject to the specific restriction on this right as stipulated in Section 10.4 hereof.

10.3 The Bank reserves the right to terminate the Plan Agreement of any Participant, subject to the specific restriction on this right as stipulated in
Section 10.4 hereof.

10.4 (a) Neither the Bank, nor any successor or assignee of the Bank may take any of the actions provided in Section 10.1, 10.2, or 10.3 of this Article X within a period of one hundred twenty (120) months from the point in time that a "Change in Control" of the Bank takes place, as such term is defined in Section 10.4(b), below.

     (b) A "Change in Control" of the Bank shall be deemed to have occurred if the persons who were the Directors of the Bank immediately before a tender offer, exchange offer, merger, consolidation, sale of assets, or any combination of said transactions shall cease to constitute a majority of the Board of Directors of the Bank or of any Parent of or successor to the Bank subsequent to the completion of such a transaction.

     (c) Notwithstanding any other provision in this Plan neither the Bank nor any successor or assignee of the Bank may take any actions provided in Sections 10.1, 10.2 or 10.3 of this Article X on or after the completion of the Deferrals as provided in this Plan or the Participant's Plan Agreement unless requested to do so by the Participant.

10.5 The right to terminate, amend, modify, or supplement the Plan or terminate any Plan Agreement shall be exercised for the Bank by the Committee.

10.6 No action to terminate, amend, modify or supplement the Plan or terminate any Plan Agreement shall be taken except upon written notice to each Participant to be affected thereby not less than 30 days prior to such action.

10.7 The Committee shall take no action to terminate the Plan or a Plan Agreement with respect to a Participant or Participant's Beneficiary after entitlement to any benefits pursuant to Article III or Article IV of the Plan has occurred.

10.8 (a) Upon termination of this Plan as herein provided, the Bank shall, as a minimum provide a benefit to each person who is a Participant at the time of such Plan termination equal to that determined in accordance with the provisions of Section 4.1.

     (b) In no event shall any Plan modification permitted hereunder provide a benefit less than that which would be provided by Section 10.8(a), above.

     (c) In the event the Bank provides the benefits under this Section 10.8 in the event of Plan termination, no party shall have any further obligation under this Plan or any Plan Agreement.

     (d) The provisions of this Section 10.8 shall not be deemed to permit termination or modification within the time period during which such actions are prohibited under Section 10.4 hereof.

                                  ARTICLE XI

                                REORGANIZATION

     In the event the Bank or any Parent of or successor to the Bank shall be merged, consolidated, reorganized, or substantially sells all of its assets to another corporation, firm, or person and such corporation, firm, or person takes such action to terminate this Plan, the Participants will be entitled, at a minimum, to those benefits as described in Section 4.1.

                                  ARTICLE XII

                           CHANGE IN VOTING CONTROL


12.1 In the event there is an acquisition of Voting Control of the Bank or any Parent of or successor to the Bank and subsequently action is taken to terminate this Plan, the Participants will be entitled, at a minimum, to those benefits as described in Section 4.1.

12.2 "Voting Control" for purposes of this Article means the ownership of 50% or more of the voting shares of the Bank, or any Parent of or successor to the Bank.

                                 ARTICLE XIII

                         OTHER BENEFITS AND AGREEMENTS

     The benefits provided for a Participant and his or her Beneficiary hereunder and under such Participant's Plan Agreement are in addition to any other benefits available to such Participant under any other program or plan of the Bank for its Directors, and, except as may otherwise be expressly provided for, this Plan and Plan Agreements entered into hereunder shall supplement and shall not supersede, modify, or amend any other program or plan of the Bank or a Participant. Moreover, benefits under this Plan and Plan Agreements entered into hereunder shall not be considered compensation for the purpose of computing deferrals or benefits under any plan maintained by the Bank that is qualified under Section 401 (a) of the Internal Revenue Code of 1954, as amended.

                                  ARTICLE XIV

                    RESTRICTIONS ON ALIENATION OF BENEFITS

     No right or benefit under this Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder or under any Plan Agreement shall in any manner be liable for or subject to the debts, contract, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under this Plan or a Plan Agreement should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit hereunder or under any Plan Agreement, then such right or benefit shall, in the discretion of the Committee, terminate, and, in such event, the Committee shall hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee, in its sole and absolute discretion, may deem proper.

                                  ARTICLE XV

                          ADMINISTRATION OF THIS PLAN

15.1 Appointment of Committee. The general administration of this Plan, and any Plan Agreements executed hereunder, as well as construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Any such member of the Committee may resign by notice in writing filed with the secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors, but any vacancies remaining unfilled for ninety days may be filled by a majority vote of the remaining members of the Committee. Each person appointed a member of the Committee shall signify his or her acceptance by filing a written acceptance with the Secretary of the Committee.

15.2 Committee Officials. The Board of Directors shall designate one of the members of the Committee as chairman and shall appoint a secretary who need not be a member of the Committee. The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of this Plan and any Plan

Agreements executed hereunder. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

15.3 Committee Action. All resolutions or other actions taken by the Committee shall be by the vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

15.4 Committee Rules and Powers - General. Subject to the provisions of this Plan, the Committee shall from time to time establish rules, forms, procedures and make needed determinations and interpretations for the administration of this Plan. Such decisions, actions, and records of the Committee shall be conclusive and binding upon the Bank and all persons having or claiming to have any right or interest in or under this Plan.

15.5 Reliance on Certificate, etc. The members of the Committee and the officers and directors of the Bank shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Bank.

15.6 Liability of Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his or her own part, excepting only his or her own willful misconduct. The Bank shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

15.7 Determination of Benefits. In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify, under this Plan and any Plan Agreement, the amount and kind of benefits from time to time payable to Participants and their Beneficiaries, and to authorize all disbursements for such purposes.

15.8 Information to Committee. To enable the Committee to perform its functions, the Bank shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their death or other cause for termination of relationship, and such other pertinent facts as the Committee may require.

15.9 Manner and time of Payment of Benefits. The Committee shall have the power, in its sole and absolute discretion, to change the manner and time of payment of benefits to be made to a Participant or his or her Beneficiary from that set forth in the Participant's Plan Agreement if requested to do so by such Participant or Beneficiary.

                                  ARTICLE XVI

                        ADOPTION OF PLAN BY SUBSIDIARY

                      AFFILIATED OR ASSOCIATED COMPANIES

     Any corporation that is a Subsidiary may, with the approval of the Board of Directors, adopt this Plan and thereby come within the definition of Bank in
Article I hereof.

                                 ARTICLE XVII

                                 MISCELLANEOUS

17.1 Execution of Receipts and Releases. Any payment to any Participant, a Participant's legal representative, or Beneficiary in accordance with the provisions of this Plan or Plan Agreement executed hereunder shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Bank. The Bank may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as it may determine.

17.2 No Guarantee of Interests. Neither the Committee nor any of its members guarantees the payment of any amounts which may be or become due to any person or entity under this Plan or any Plan Agreement executed hereunder. The liability of the Bank to make any payment under this Plan or any Plan Agreement executed hereunder is limited to the then available assets of the Bank.

17.3 Bank Records. Records of the Bank as to a Participant's relationship, termination of relationship and the reason therefore authorized leaves of absence, and compensation shall be conclusive on all persons and entities, unless determined to be incorrect.

17.4 Evidence. Evidence required of anyone under this Plan and any Plan Agreement executed hereunder may be by certificate, affidavit, document, or other information which the person or entity acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

17.5 Notice. Any notice which shall be or may be given under this Plan or a Plan Agreement executed hereunder shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Bank, such notice shall be addressed to the Bank at:

                     The Citizens Bank of Philadelphia, MS.
                                  521 Main St.
                            Philadelphia, MS. 39350

marked to the attention of the Secretary, Administrative Committee, Deferred Fee and Compensation Plans; or, if notice to a Participant, addressed to the address shown on such Participant's Plan Agreement.

17.6 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

17.7 Effect of Provisions. The provisions of this Plan and of any Plan Agreement executed hereunder shall be binding upon the Bank and its successors, and assigns, and upon a Participant, his or her Beneficiary, assigns, heirs, executors, and administrators.

17.8 Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in the construction of the provisions hereof or any Plan Agreement executed hereunder.

17.9 Governing Law. All questions arising with respect to this Plan and any Plan Agreement executed hereunder shall be determined by reference to the laws of the State of Mississippi, as in effect at the time of their adoption and execution, respectively.

WITNESS MY SIGNATURE, this the ______ day of April, 1987.


                             THE CITIZENS BANK OF PHILADELPHIA, MS.



                              By:
                                 ----------------------------------
                                    Steve Webb, President

                                  DIRECTORS'

                          DEFERRED FEE PLAN AGREEMENT

                                      OF

                    THE CITIZENS BANK OF PHILADELPHIA, MS.

     I acknowledge that, as a Director of The Citizens Bank of Philadelphia, MS., I have been offered an opportunity to participate in the Directors' Deferred Fee Plan, as formally adopted by the Citizens Bank of Philadelphia, MS. on April _______, 1987 ("Plan"), which is attached hereto, and that I have irrevocably elected one of the two alternatives set forth as indicated by the space which I have checked:

______ To participate in the Plan. The Effective Date of this Plan Agreement and the Plan is September 1, 1986.

______  Not to participate in the Plan.

     Participant's benefits, Deferrals and payments with respect to the Death Benefit and Deferred Termination Benefit under the Plan are agreed to be as follows:

1.   DEATH BENEFIT (ARTICLE III OF PLAN):

     $____________per month for 120 months, or a lump sum amount of $____________ if the lump sum amount is permitted pursuant to Section 4.2 of the Plan.

2.   DEFERRED TERMINATION BENEFIT (ARTICLE IV OF PLAN):

     (a) It is understood that the specified rate for the Participant for purposes of the provisions of Article IV is ______% of Moody's Average Corporate Bond Rate.

     (b) It is understood that the amount of the actual Deferred Termination Benefit will be determined by multiplying Participant's Deferral by ______% of the Moody's Average Corporate Bond Rate as compounded on an annual basis until the date payments are initiated under Section 4.1. That result will then be improved by ______% of the Moody's Average Corporate Bond Rate being used at the time payments are initiated under
         Section 4.1, as compounded on an annual basis until the time the Deferred Termination Benefit is completed in accordance with the provisions of the Plan.

     It is further understood that the minimum rate at which the Deferrals will accrue interest is ______%, compounded on an annual basis.

     (c) In lieu of benefits under Section 4.1, the Participant may be permitted a lump sum benefit under Section 4.2 of the Plan.

3. Participant's Deferral with respect to Article II, Article III, and IV of the Plan is in total, $_____________________ per month from the Effective Date of this Plan Agreement until the earlier of the Participant's death or when 10 years of Deferrals have been made. In addition to the above Deferral, the Participant has also paid in $21,000, which will be treated in the same manner, for purposes of this Plan, as a Deferral.

     Participant hereby authorizes Bank to reduce his or her compensation by the amount specified in the immediately preceding sentence, commencing September 1, 1986, and continuing thereafter until no longer required by the terms of the Plan or by the Committee.

Participant acknowledges that he has received a copy of the Plan, as adopted by the Board of Directors, effective September 1, 1986, and that he is familiar with the provisions of the Plan. Participant agrees to be bound by the provisions of the Plan and this Plan Agreement and that the Citizens Bank of Philadelphia, MS. has no obligations to the Participant with respect to this Plan other than those provided by the Plan and the Plan Agreement.

WITNESS OUR SIGNATURES, this ______ day of April, 1987.


                               THE CITIZENS BANK OF PHILADELPHIA, MS.

                               By _________________________________________

                               Title ________________________________________

                               PARTICIPANT

                               ____________________________________________
                               (Signature)

                               ____________________________________________
                               (Type or print name)

                               ____________________________________________

                               ____________________________________________

                               ____________________________________________
                               (Address of Participant)

                            BENEFICIARY DESIGNATION
1.   Participant: ____________________________________________________________

2. Scope: This Beneficiary Designation applies to all benefits of the Plan to which the above-named Participant has the right to name the beneficiary.

3. COUNSEL: THE DESIGNATION OF A BENEFICIARY OR BENEFICIARIES IN SECTIONS 4, 5, AND 6 BELOW MAY HAVE SIGNIFICANT ESTATE AND GIFT TAX CONSEQUENCES TO THE PARTICIPANT. ACCORDINGLY, THE PARTICIPANT SHOULD SEEK THE ADVICE OF PROFESSIONAL COUNSEL WHO IS FAMILIAR WITH THE ESTATE AND GIFT TAX ASPECTS OF NONQUALIFIED RETIREMENT AND SALARY CONTINUATION PLANS BEFORE COMPLETING THIS FORM

4.   Identification of Beneficiaries:

     A.   Primary Beneficiary:_________________________________________________

     __________________________________________________________________________

     B.  Secondary Beneficiary:________________________________________________

     __________________________________________________________________________

     Methods of Payment (Check One)

     Alternative 1. Beneficiary shall mean the Primary Beneficiary if such Primary Beneficiary survives Participant, and shall mean the Primary Beneficiary's estate if such Primary Beneficiary survives Participant but thereafter dies. The term Beneficiary shall mean the Secondary Beneficiary if the Primary Beneficiary fails to survive Participant, and shall mean the Secondary Beneficiary's estate when the Secondary Beneficiary thereafter dies. If both the Primary and Secondary Beneficiaries fail to survive Participant, the term Beneficiary shall mean the Participant's estate.

     Alternative 2. Beneficiary shall mean the Primary Beneficiary if such Primary Beneficiary survives Participant, and shall mean the Secondary Beneficiary if either the Primary Beneficiary fails to survive Participant or the Primary Beneficiary survives Participant but thereafter dies. If both the Primary and Secondary Beneficiaries fail to survive Participant, the term Beneficiary shall mean the Participant's estate.

     Alternative 3. ___________________________________________________________
     __________________________________________________________________________
     __________________________________________________________________________
     __________________________________________________________________________

6.   Survivorship (Check One)

     ________ Alternative 1. For purposes of this Beneficiary Designation, no person shall be deemed to have survived the Participant if that person dies within thirty (30) days of the Participant's death.

     ________ Alternative 2. If the Participant and the Participant's spouse die under circumstances such that there is insufficient evidence to determine the order of their deaths or if the Participant's spouse outlives the Participant for any time whatsoever, the Participant's spouse shall be deemed to have survived the Participant. For all other purposes of this Beneficiary Designation, no person shall be deemed to have survived the Participant if that person dies within thirty (30) days of the Participant's death.

7. Duration. This Beneficiary Designation is effective until the Participant files another such Designation with the Company. Any previous Beneficiary Designations are hereby revoked.

8.   Execution.

     Date: __________________________  Participant: ___________________________

     Witness: _________________________________

9. Approval. This Beneficiary-Designation is acknowledged and approved April ______, 1987, and shall be effective as of the date executed by the Participant above.


                                      THE CITIZENS BANK OF PHILADELPHIA, MS.


                                      By:____________________________________
                                             Steve Webb, President